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                                                                  EXHIBIT (a)(4)

================================================================================

                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                     TENDERS OF COMMON STOCK PURSUANT TO THE
           OFFER TO PURCHASE FOR CASH BY MANTICORE PROPERTIES II, L.P.
                     UP TO 3,813,591 SHARES OF COMMON STOCK
                                       AND
                             UP TO 478,080 SHARES OF
                   CUMULATIVE VOTING PREFERRED STOCK, SERIES B
                                       OF
                              OLD STONE CORPORATION

     As set forth in Section 3 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates for shares of Common Stock, par value $1.00 per share ("Common Shares") of Old Stone Corporation, a Rhode Island corporation (the "Purchaser") are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmissions or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                              THE BANK OF NEW YORK

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
           BY MAIL:                     FACSIMILE TRANSMISSION:               BY HAND/OVERNIGHT:
     THE BANK OF NEW YORK          (FOR ELIGIBLE INSTITUTIONS ONLY)      TENDER & EXCHANGE DEPARTMENT
TENDER AND EXCHANGE DEPARTMENT              (212) 815-6433                    101 BARCLAY STREET
        P.O. BOX 859208                                                   RECEIVE AND DELIVER WINDOW
   BRAINTREE, MA 02185-9208                                                NEW YORK, NEW YORK 10286

                                        FOR CONFIRMATION ONLY
                                              TELEPHONE:
                                            (212)815-6212
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     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS
VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

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                            (FOR COMMON SHARES ONLY)

     LADIES AND GENTLEMEN:

     The undersigned hereby tenders to Manticore Properties II, L.P., a Delaware limited partnership (the "Purchaser"), upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated May 5, 2003 (the "Offer to Purchase") and the related Letters of Transmittal, receipt of which is hereby acknowledged, the number of Common Shares (as such term is defined in the Offer to Purchase) set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Common Shares:
                             ___________________________________________________

Name(s) of Record Holder(s):
                             ___________________________________________________

                             ___________________________________________________

                             ___________________________________________________

Certificate Nos.
(if available):
                             ___________________________________________________

Address(es):
                             ___________________________________________________

                             ___________________________________________________
                                                                      (ZIP CODE)

Area Code and Tel. No.:
                             ___________________________________________________

/ /  The Depository Trust Company
     (Check box if Common Shares will be tendered by book-entry transfer)

Signature(s):
                             ---------------------------------------------------

Account Number:
                             ___________________________________________________

Dated:
                             ___________________________________________________

                                        2
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                                    GUARANTEE
                            (FOR COMMON SHARES ONLY)
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Security Transfer Agent Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchanges Medallion Program, or is otherwise an "Eligible Guarantor Institution," as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby guarantees (1) that the above named person(s) "own(s)" the Common Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) that such tender of Common Shares complies with Rule 14e-4 under the Exchange Act and (3) to deliver to the Depositary either the certificates representing the Common Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Common Shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, within three New York Stock Exchange ("NYSE") trading days.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Common Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution. All terms used herein have the meanings set forth in the Offer to Purchase.

                                 (PLEASE PRINT)

Name of Firm:
               _________________________________________________________________

               -----------------------------------------------------------------
                             (AUTHORIZED SIGNATURE)

Address:
               _________________________________________________________________

               _________________________________________________________________
                                                                      (ZIP CODE)

Name:
               _________________________________________________________________

Title:
               _________________________________________________________________

Phone No. and
Area Code:
               _________________________________________________________________

NOTE: DO NOT SEND CERTIFICATES FOR COMMON SHARES WITH THIS NOTICE; CERTIFICATES FOR COMMON SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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